EXHIBIT 11
                                                   TEXFI INDUSTRIES, INC.
                                              COMPUTATION OF EARNINGS PER SHARE
[CAPTION]
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                                                     Thirteen Weeks Ended           Twenty-six Weeks Ended
                                             	     April 28,    April 29,   	  April 28,      April 29,
                                       		       1995        1994    	   1995             1994
NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning of period .................   8,650,621     7,696,416	   8,652,621	  7,696,416
  Stock options exercised.........................      --             1,381            --   	      1,381
  Deferred compensation.......................	...       3,069        15,584	       3,069         15,584
  Restricted Stock Forfeitures....................      (3,000)       (6,385)	      (5,000) 	     (6,385)
    Balance at end of period .....................   8,650,690     7,706,996 	   8,650,690	  7,706,996

PRIMARY:
  Net income (loss) from continuing operations.... $    72,000   $(1,569,000)	$   (875,000)	$(4,423,000)
  Net loss from discontinued operations...........  (7,382,000)   (1,837,000)	 (15,369,000) 	 (2,538,000)
  Net loss applicable to common
    stockholders ................................. $(7,310,000)  $(3,406,000)	$(16,244,000)	 (6,961,000)

  Weighted average number of shares outstanding:
    Common stock outstanding for the period
     based on a daily weighted average ...........   8,652,767     7,698,549	    8,652,683	  7,697,483
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........      --            --        	      --      	     --
  Weighted average number of common and common
     equivalent shares outstanding ...............   8,652,767     7,698,549	    8,652,683    7,697,483

  Per common share amounts:
    Net income (loss) from continuing operations      $  .01          $(.20)	  $ (.10)	  $  (.57)
    Net loss from discontinued operations.....          (.85)          (.24)  	   (1.78)	     (.33)
      Net loss..................................      $( .84)         $(.44)  	  $(1.88) 	  $  (.90)


FULLY DILUTED:
  Net income(loss) from continuing operations.....$    72,000    $(1,569,000)	$   (875,000) $(4,423,000)
  Net loss from discontinued operations........... (7,382,000)    (1,837,000)	 (15,369,000)  (2,538,000)
  Net loss applicable to common
    stockholders .................................$(7,310,000)   $(3,406,000)	$(16,244,000) $(6,961,000)


Weighted average number of shares outstanding:
  Common stock outstanding for the period based
    on a daily weighted average ..................  8,652,767      7,698,549	   8,652,683	  7,697,483
  Common stock equivalents - outstanding stock
    options computed on the treasury stock method
    by using end-of-period market prices in lieu
    of average market prices ....................      --            --                 --    	     --
                                                   8,652,767       7,698,549         8,652,683	  7,697,483
  Increase in common shares assuming conversion
    of the 11-1/4% Convertible Senior Subordinated
    Debentures ..................................      --            --      	     --       	    --

Weighted average number of common and common
equivalent shares outstanding ...................  8,652,767       7,698,549	  8,652,683	  7,697,483

Per common share amounts:
  Excluding convertible debenture shares:
    Net income (loss) from continuing operations    $  .01         $(.20) 	   	$ (.10)  	$ (.57)
    Net loss from discontinued operations.......      (.85)         (.24) 		 (1.78)		  (.33)
      Net loss..................................    $( .84)        $(.44)   	        $(1.88)		$ (.90)
  Including Convertible Debenture Shares:
    Net income (loss) from continuing operations    $  .01         $(.24)	   	$ (.10)      	$ (.57)
    Net loss from discontinued operations.......      (.85)         (.20)        	 (1.78)      	  (.33)
      Net loss..................................    $ (.84)        $(.44) 		$(1.88)    	$ (.90)


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